                                                                EXHIBIT 99.16(b)

          MASSACHUSETTS MUNICIPAL BOND FUND CLASS B(2/28/92-5/31/92)
                      AVERAGE ANNUAL AND TOTAL RETURNS

                                                                                          Since             Since
                                                                                        Inception         Inception
                                                                                        Avg. Annual         Total
                                                                                         Return            Return*
                                                                                        -----------      ---------
Initial Investment .................................................................    $1,000.00        $1,000.00
Divided by Net Asset Value .........................................................        10.00            10.00
                                                                                        ---------        ---------
Equals Shares Purchased ............................................................       100.00           100.00
Plus Shares Acquired through Dividend Reinvestment .................................         1.16             1.31
                                                                                        ---------        ---------
Equals Shares Held at 5/31/92 ......................................................       101.16           101.31
Multiplied by Net Asset Value at 5/31/92 ...........................................        10.16            10.16
                                                                                        ---------        ---------
Equals Ending Value before deduction for contingent deferred sales charge ..........     1,025.76         1,029.30
Less deferred sales charge .........................................................       (38.06)           --
                                                                                        ---------        ---------
Equals Ending Redeemable Value of a $1,000 Investment (ERV)
  at 5/31/92 .......................................................................       989.30         1,029.30
                                                                                        ---------        ---------
Divided by $1,000 (P) ..............................................................       0.9893           1.0293
Subtract 1 .........................................................................      -0.0107           0.0293
Expressed as a percentage equals the Aggregate Total Return for the
  Period (T)  ......................................................................        -1.07%
                                                                                        =========
Expressed as a percentage equals the Aggregate Total Return for
  the Period .......................................................................                          2.93%
                                                                                                         =========
ERV divided by P ...................................................................       0.9893
Raise to the power of ..............................................................       3.9683
Equals .............................................................................       0.9588
Subtract 1 .........................................................................      -0.0412
Expressed as a percentage equals the Average Annualized Total Return ...............        -4.12%
                                                                                        =========

-----------------
*Does not include sales charge for the period.
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                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                              ENDING MAY 31 1992

                  MASSACHUSETTS MUNICIPAL BOND FUND--CLASS B

Long term income generally based on yield to maturity times market
value of each security ..................................................  $   143,706.09

Plus short term income accrued for the past thirty days .................        2,690.62
                                                                           --------------
Equals Total Income .....................................................      146,396.71

Less expenses for the past thirty days ..................................       13,060.23
                                                                           --------------
Equals net monthly income for yield calculation .........................      133,336.48
                                                                           --------------
Average shares outstanding for 30 days ..................................    2,632,954.04

Times the Net Asset Value ...............................................           10.16
                                                                           --------------
Equals total dollars ....................................................  $26,750,813.05
                                                                           ==============
Net monthly income divided by total dollar equals .......................        0.004984
                                                                           --------------
Add 1 ...................................................................        1.004984
                                                                           --------------
Raise to the power of 6 .................................................        1.030279
                                                                           --------------
Subtract 1 ..............................................................        0.030279
                                                                           --------------
Times 2 .................................................................        0.060558
                                                                           --------------
Expressed as a percentage equals the standardized yield for the 30
  day period ............................................................            6.06%*
                                                                           ==============

Tax Rate ................................................................              28%

X = 1 minus Tax Rate ....................................................              72%

Standard Yield divided by X equals Tax Equivalent Yield for 30
  day period  ...........................................................            8.42%*
                                                                           ==============

-------------------
* The SEC standardized 30 day yield for Massachusetts Municipal Bond - Class B would be 4.94% without voluntary reimbursement The tax equivalent yield would be 6.86%.